Exhibit 99.1

FARADAY FUTURE ANNOUNCES TIMING OF SECOND QUARTER 2023 EARNINGS RELEASE AND WEBCAST

August 14, 2023

LOS ANGELES--(BUSINESS WIRE)—August 14, 2023-- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future,” “FF,” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that the Company will publish a shareholder letter containing its second quarter 2023 results after market close on Monday, August 21, 2023, to be followed by a conference call at 4:30 p.m. Pacific Time (7:30 p.m. Eastern) on the same day.

Interested investors and other parties can listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at https://www.ff.com/. A replay of the webcast will be available shortly thereafter.

Customers can preorder an FF 91 via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://www.ff.com/us/mobile-app/

(Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

FOLLOW FARADAY FUTURE:

https://www.ff.com/

https://www.ff.com/us/mobile-app/

https://twitter.com/FaradayFuture/

https://www.facebook.com/faradayfuture/

https://www.instagram.com/faradayfuture/

www.linkedin.com/company/faradayfuture/

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

Source: Faraday Future Intelligent Electric Inc.